Exhibit 3.2.2

SECOND AMENDED AND RESTATED BYLAWS

OF

TELENAV, INC.

(a Delaware corporation)

Section 1. Offices.

1.1 Registered Office. The registered office shall be 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 2. Meetings of Stockholders.

2.1 Place and Time of Meetings. All meetings of the stockholders for the election of directors shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. Annual meetings of stockholders shall be held each year on a date and at a time designated by the board of directors designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

2.3 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary (i) at the request in writing of a majority of the board of directors, (ii) at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote and (iii) at the request of a stockholder owning 10% or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.5 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.6 Conduct of Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.7 Stockholders List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.8 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

2.9 Adjournments. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10 Voting and Proxies. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder and a proportionate vote for each fractional share so held. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him or her by written proxy executed by the stockholder or his or her authorized agent and delivered to the secretary of the corporation. No such proxy shall be voted or acted upon after three (3) year(s) from the date of its execution, unless the proxy provides for a longer period.

2.11 Action at Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.12 Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 3. Directors.

3.1 General Powers. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by statute, may exercise the powers of the full board until the vacancy is filled.

3.2 Number; Election and Term of Office. The number of directors which shall constitute the whole board shall be fixed from time to time by a resolution adopted by a majority of the board of directors or by the stockholders at the annual meeting. The initial number of directors of the board shall be seven (7). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.4 Resignation. Any director may resign by delivering a written resignation to the corporation at its principal office or to the chairmen of the board, the president, the secretary or the board of directors. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5 Removal. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

3.6 Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.7 First Meeting of Board of Directors. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided, however, that any director who is absent when such determination is made shall be given notice of the determination.

3.9 Special Meetings. Special meetings of the board of directors may be held at any time and place, within or without the State of Delaware, and shall be called by the chairman of the board, president or two or more directors, unless the board consists of only one director, in which case special meetings shall be called at the request of the sole director.

3.10 Notice of Special Meetings. Notice of special meetings of the board of directors shall be given to each director by the president, secretary or one of the directors calling the meeting. Notice shall be duly given to each director (a) by forty-eight (48) hours in advance of the meeting, (b) by sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least forty-eight (48) hours in advance of the meeting, or (c) by mailing written notice to his or her last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

3.11 Meetings by Telephone Conference Call. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Quorum and Adjournments. At all meetings of the board a majority of the total number of the whole board of directors shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third ( 1/3) of the number so fixed constitute a quorum. If a quorum shall not be present at any meeting of the board of directors the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.13 Action at Meeting. When a quorum is present at any meeting of the board of directors, the vote of a majority of the directors present shall be sufficient to take any action, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

3.14 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.15 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the board of directors and subject to the provisions of the Delaware General Corporation law, shall have and may exercise all the powers and authority of the board of directors in management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.16 Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 4. Officers.

4.1 Number and Appointment. The officers of the corporation shall be chosen by the board of directors and shall be a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The board of directors may also choose a chairman of the board, a vice chairman of the board, one or more vice-presidents, assistant secretaries and assistant Chief Financial Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

4.2 Election and Qualification. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a chief financial officer. No officer need be a stockholder.

4.3 Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

4.4 Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office. Except as the board of directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether such compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

4.5 Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of president, Chief Financial Officer and secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

4.6 Chairman of the Board and Vice-Chairman of the Board. The board of directors may appoint a chairman of the board and may designate the chairman of the board as chief executive officer. If the board of directors appoints a chairman of the board, he or she shall perform such duties and possess such powers as are assigned to him or her by the board of directors. If the board of directors appoints a vice-chairman of the board, he or she shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the board.

4.7 President And Chief Executive Officer. Unless the board of directors has designated the chairman of the board or another individual as chief executive officer, the president shall be the chief executive officer of the corporation. The chief executive officer shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the chief executive officer to some other officer or agent of the corporation.

4.8 Vice-President. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

4.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

4.10 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

4.11 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, as the president and the board of directors may require, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

If required by the board of directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

4.12 Assistant Chief Financial Officer. The assistant Chief Financial Officer, or if there shall be more than one, the assistant Chief Financial Officers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

4.13 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. Indemnification of Directors and Officers.

5.1 Right to Indemnification. Each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “agent”), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss) (hereinafter collectively “expenses,” which expenses shall also include without limitation any expenses of establishing a right to indemnification or advancement under this section) reasonably incurred or suffered by such agent in connection therewith and such indemnification shall continue as to an agent who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.3, the corporation shall indemnify any such agent seeking indemnification in connection with a proceeding (or part thereof) initiated by such agent only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

The corporation may, by action of the board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

5.2 Right of Advancement. Expenses incurred by or on behalf of any person in defending any proceeding by reason of the fact that such person is or was an agent of the corporation shall be advanced by the corporation prior to the final disposition of such proceeding; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.

5.3 Right of Claimant to Bring Suit. If a claim under either Section 5.1 or Section 5.2 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the board of directors, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including the board of directors, independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.4 Non-Exclusivity of Rights. The indemnification and advancement provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the certificate of incorporation. Persons seeking indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person’s rights to pursue the other, nor shall it have any effect on the outcome of such person’s pursuit of the other. Nothing contained in this section shall affect any right to indemnification to which persons other than agents may be entitled by contract or otherwise. Nothing in this section shall restrict the power of the corporation to indemnify its agents under any provision of the Delaware General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this section authorize the corporation to indemnify its agents in situations prohibited by the Delaware General Corporation Law or other applicable law.

5.5 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, agent or fiduciary of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise against any expenses incurred in a proceeding, whether or not the corporation would have the power to indemnify such person against such expenses under the Delaware General Corporation Law.

Section 6. Capital Stock and Dividends.

6.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the certificate of incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board may determine.

6.2 Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the Chief Financial Officer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

6.3 Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.4 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.6 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

6.7 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,

and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6.8 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7. Notices.

7.1 Matters Requiring Notice for Approval. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile.

7.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8. Restrictions on Transfer of Stock.

8.1 Right of First Refusal. Before a stockholder can make a valid sale or transfer of any of the shares of Common or Preferred Stock of the corporation, such stockholder must first: (i) receive a bona fide offer from a third party; (ii) desire to sell such stock and (iii) offer such stock to the corporation and then to the other Eligible Stockholders (as defined below) in the following manner:

(a) The selling stockholder shall deliver written notice to the Secretary of the corporation stating the price, terms and conditions of such proposed sale or transfer, the number of shares of stock to be sold or transferred and his or her intention to so sell or transfer such stock. The corporation shall have 30 days after receipt of said notice to notify the selling stockholder whether the corporation, alone or in conjunction with other stockholders pursuant to paragraphs (b) and (c), will exercise its right to purchase all (but not less than all) of the offered stock pursuant to the price, terms and conditions stated in the notice, provided, however, that the corporation shall not at any time be permitted to purchase all of its outstanding voting stock. If, within 10 days of receipt of notice from the selling stockholder pursuant to this paragraph (a), the corporation determines that it will not purchase all the offered stock, the Secretary of the corporation shall mail or deliver to each of the holders of at least 5,000,000 shares of any Series of the corporation’s Preferred Stock (collectively, the “Eligible Stockholders”), a copy of the notice given by the selling stockholder to the Secretary. Any Eligible Stockholder or Stockholders desiring to acquire all or a part of the offered stock that the corporation has declined to purchase must deliver to the Secretary by mail, or otherwise, a written offer or offers, expressed to be immediately acceptable, to purchase a specified number of shares of said stock at the price and terms stated in the seller’s notice, in a fashion sufficiently timely so that the selling stockholder will be notified, within 30 days of the Secretary’s receipt of the selling stockholder’s notice, whether the selling stockholder’s stock will be purchased pursuant to this Section or whether the selling stockholder may transfer such stock to a bona fide third party offeror. Any sale pursuant to this section must be completed within 60 days of the Secretary’s receipt of the selling stockholder’s notice.

(b) If the total number of shares of stock specified in the offers to purchase in paragraph (a) exceeds the number of shares of stock offered to be sold which are not being purchased by the corporation, then each Eligible Stockholder shall be entitled to purchase such proportion of the offered stock as the number of shares of stock of the corporation he or she holds bears to the total number of shares of stock held by all of the Eligible Stockholders offering to purchase the stock.

(c) If the total number of shares of stock specified in the offers to purchase in paragraph (a) is less than the number of shares of stock offered to be sold which are not being purchased by the corporation, each Eligible Stockholder wishing to purchase stock in a number in excess of his or her proportionate share, shall be entitled to purchase such proportion of those stock which remain undisposed of, as the total number of shares of stock which he or she holds bears proportionately to the total number of shares of stock held by all of the Eligible Stockholders desiring to purchase stock in excess of those to which they are entitled under such appointment.

(d) The rights provided in this Section 8.1 shall not apply to: (i) any transfer to an affiliate or equity holder of the selling stockholder; (ii) any transfer to a person who is a constituent partner of the selling stockholder on the date hereof; (iii) any transfer to the spouse, lineal descendants or antecedents, parents, siblings of the selling stockholder, or to trusts for the benefit of such persons or the selling stockholder, whether such transfer occurs during the selling stockholder’s lifetime or on the selling stockholder’s death by will or intestacy; (iv) any pledge of the corporation’s Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest to which the holders of a majority of the corporation’s Series E Preferred Stock then outstanding shall have consented; (v) any bona fide gift or (vi) any merger or acquisition of the stockholder or agreement to sell or sale of all or substantially all of the venture capital assets of a stockholder, in each such case of which transfer the corporation’s Board of Directors has approved; provided that, the transferee shall be bound by the restrictions set forth in this Section 8.

(e) The rights provided in this Section 8.1 shall terminate immediately prior to the closing of the sale of the corporation’s Common Stock in a public offering registered under the U.S. Securities Act of 1933, as amended.

8.2 Market Stand Off. If requested by the corporation and the managing underwriter of the corporation’s Common Stock (or other securities) of the corporation, the stockholders shall not sell or otherwise transfer, make any short sale, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) other than Common Stock issued upon conversion of the Preferred Stock of the corporation held by the stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of any registration statement of the corporation filed under the U.S. Securities Act of 1933, as amended (or such other period, not to exceed 18 days after the expiration of the 180-day period) as may be requested by the corporation or the managing underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that (1) all executive officers and directors of the corporation enter into similar agreements and (2) this restriction shall not apply to any shares sold to an underwriter pursuant to an underwriting agreement hereunder. The obligations described in this Section 8.2 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future and (ii) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The corporation may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of the corporation’s Common Stock (or other securities) subject to the foregoing restriction until the end of such period. The stockholders shall execute a market standoff agreement with the underwriters in customary form consistent with the provisions of this Section 8.2.

Section 9. General Provisions.

9.1 Annual Statements. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

9.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.3 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

9.4 Securities Owned by Corporation. Except as the board of directors may otherwise designate, the president or any vice-president may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the corporation.

9.5 Evidence of Authority. A certificate by the secretary, or an assistant secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

9.6 Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

Section 10. Amendments.

10.1 Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF ADOPTION

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned does hereby certify that he is the Secretary of TeleNav, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Second Amended and Restated Bylaws of said corporation were duly adopted in its entirety as such by the board of directors and the appropriate stockholders of said corporation, and that the above and foregoing Second Amended and Restated Bylaws are effective as of February 20, 2009.

Dated: February 26, 2009

/s/ Douglas Miller
Douglas Miller
Secretary